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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported)   SEPTEMBER 19, 2006
                                                         -----------------------

                               EMRISE CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                    001-10346                  77-0226211
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)


      9485 HAVEN AVENUE, SUITE 100
      RANCHO CUCAMONGA, CALIFORNIA                              91730
----------------------------------------               -------------------------
(Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (909) 987-9220


          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(1)  CHANGES TO EXISTING CREDIT FACILITY

     THIRD AMENDMENT TO CREDIT AGREEMENT ENTERED INTO AS OF SEPTEMBER 1, 2006 BY AND BETWEEN EMRISE CORPORATION AND WELLS FARGO BANK, N.A.

         On September 19, 2006, Emrise Corporation (the "Company") entered into a Third Amendment to Credit Agreement entered into as of September 1, 2006 with Wells Fargo Bank, N.A. (the "Amendment"). The Amendment provides for the waiver by Wells Fargo Bank, N.A. of certain violations of financial covenants in the Company's existing credit facility with Wells Fargo Bank, N.A. The Amendment also provides for the reduction in the amount of the credit facility from $9.0 million to $1.5 million and limits borrowings to 80% of eligible accounts receivable. Under the Amendment, the Company also remade all representations and warranties, and reaffirmed all covenants, under the initial documents for the credit facility. The Company's credit facility, including the materials terms and conditions thereof, as initially in effect, is described below.

     REVOLVING LINE OF CREDIT NOTE DATED SEPTEMBER 1, 2006 IN FAVOR OF WELLS FARGO BANK

         On September 19, 2006, the Company executed a Revolving Line of Credit Note dated September 1, 2006 in favor of Wells Fargo Bank, N.A. (the "Note"). The Note is substantially the same as the note initially executed in connection with the Company's credit facility, except that the Note is in the amount of $1.5 million, whereas the initial note was in the amount of $9.0 million, and the maturity date of the Note is October 1, 2006, whereas the initial note matured on September 1, 2006.

(2)  INITIAL TERM AND CONDITIONS OF CREDIT FACILITY

         On August 25, 2005, the Company, together with two subsidiaries, CXR Telcom Corporation and Emrise Electronics Corporation, acting as guarantors, obtained a credit facility from Wells Fargo Bank, N.A. for the Company's domestic operations. As guarantors, each of CXR Telcom Corporation and Emrise Electronics Corporation is jointly and severally liable with the Company for up to $9,000,000. This facility is to be effective through September 1, 2006 and replaced the previous credit facility the Company had with Wells Fargo Bank, N.A. The previous facility was to expire July 1, 2005, but was informally extended for two months. The new credit facility is subject to an unused commitment fee equal to 0.25% per annum, payable quarterly based on the average daily unused amount of the line of credit described in the following paragraph.

         The credit facility provides a $9,000,000 revolving line of credit secured by accounts receivable, other rights to payment and general intangibles, inventories and equipment. However, borrowings may not exceed $2,000,000 until the bank has completed a collateral examination. Borrowings do not need to be supported by specific receivables or inventory balances unless aggregate borrowings under the line of credit exceed $2,000,000 at any time (a "conversion event"). If a conversion event occurs, the line of credit will convert into a formula-based line of credit until the borrowings are equal to or less than $2,000,000. The formula generally provides that outstanding borrowings under the line of credit may not exceed an aggregate of 80% of eligible accounts receivable, plus 30% of the value of eligible finished goods inventory. The interest rate is variable and is adjusted monthly based on the prime rate. The prime rate at August 29, 2005 was 6.50%. Interest is payable monthly commencing October 1, 2005. The outstanding principal balance will be due September 1, 2006.


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         The credit facility is subject to various financial covenants. The minimum debt service coverage ratio of the Company must be not less than 1.25:1.00 on a rolling four-quarter basis. "Debt service coverage ratio" is defined as net profit after taxes plus depreciation, plus or minus net distributions divided by the sum of the current portion of long term debt plus capitalized lease payments. The current ratio of the Company must be not less than 1.50:1.00, determined as of each fiscal quarter end. "Current ratio" is defined as total current assets divided by total current liabilities. Net profit after taxes of the Company must be not less than $500,000, determined as of each fiscal quarter end on a rolling four quarter basis; provided that the Company may not sustain net loss after tax in any two consecutive fiscal quarters. Total liabilities divided by tangible net worth of the Company must not at any time be greater than 1.25:1.00, determined as of each fiscal quarter end. Tangible net worth of the Company must not at any time be less than $14,250,000 measured at the end of each quarter. "Total liabilities" is defined as current liabilities plus non-current liabilities, minus subordinated debt. "Tangible net worth" is defined as stockholders' equity plus subordinated debt, minus intangible assets.

         In the event of a default and continuation of a default, Wells Fargo may accelerate the payment of the principal balance requiring the Company to pay the entire indebtedness outstanding on that date. From and after the maturity date of the note, or any earlier date that all principal owing under the note becomes due and payable by acceleration or otherwise, the outstanding principal balance will bear interest until paid in full at an increased rate per annum equal to 4% above the rate of interest in effect from time to time under the note. Events of default that would give rise to automatic acceleration of payment of the principal balance and an increase in annual interest rate on unpaid principal balance include:

     o    A failure to pay principal, interest or fees;
     o Any financial statement or certificate furnished to Wells Fargo is incorrect, false or misleading;
     o    Inaccuracy of representations and warranties;
     o Breach of covenant (other than those described in the preceding bullet points, and subject to a 20-day cure period if curable);
     o Default under any other contract or instrument by which the Company or a guarantor have incurred any debt or other liability to any person or entity, including Wells Fargo;
     o The filing of a notice of judgment lien against the Company or any guarantor; or the recording of any abstract of judgment against the Company or any guarantor in any county in which the Company or any guarantor has an interest in real property; or the service of notice of levy and/or write of attachment or execution against the assets of the Company or any guarantor; or the entry of a judgment against the Company or any guarantor;
     o The Company or a guarantor shall become insolvent, have a receiver appointed, or generally fail to pay its debts as they become due, or make a general assignment for the benefit of its creditors;


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     o    Filing of a voluntary petition in bankruptcy, or filing an answer in an involuntary petition in bankruptcy admitting the jurisdiction of the court, or being adjudicated bankrupt;
     o Wells Fargo in good faith believes a condition or event impairs, or is substantially likely to impair performance or payment by the Company;
     o Death, incapacity, dissolution or liquidation of borrower or any guarantor; and
     o Any change in ownership of an aggregate of 25% or more of the common stock of the Company.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

         On September 19, 2006, the Company entered into the Amendment and executed the Note and thereby terminated the initial note entered into by the Company in favor of Wells Fargo Bank, N.A. in connection with the credit facility. The disclosures contained in Item 1.01 of this Current Report on Form 8-K are incorporated herein by this reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         The disclosures contained in Item 1.01 of this Current Report on Form 8-K are incorporated herein by this reference.

ITEM 8.01 OTHER EVENTS.

         The Company is in the process of negotiating a new credit facility with Wells Fargo Business Credit. The Company believes that the new credit facility, which is expected to be a 3-year credit facility and provide at least $5 million of revolving credit, will be sufficient to meet its domestic financing needs. The Company believes that the new credit facility will provide for a higher advance rate on both receivables and inventories than its current Wells Fargo Bank credit facility and will provide the Company with greater flexibility and financing for domestic acquisitions when complemented with financing support through the Company's foreign credit sources in Europe. The Company cannot, however, provide any assurances that it will be successful in negotiating or entering into a new credit facility.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

         (a)   Financial Statements of Businesses Acquired.

               None.

         (b)   Pro Forma Financial Information.

               None.

         (c)   Exhibits.

               Number    Description
               ------    -----------

               10.1 Third Amendment to Credit Agreement entered into as of September 1, 2006 by and between Emrise Corporation and Wells Fargo Bank, N.A.

               10.2 Revolving Line of Credit Note dated September 1, 2006 in favor of Wells Fargo Bank


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  September 25, 2006                   EMRISE CORPORATION


                                            By: /S/ CARMINE T. OLIVA
                                                --------------------------------
                                                Carmine T. Oliva
                                                Chief Executive Officer



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                         EXHIBITS FILED WITH THIS REPORT

Number         Description
------         -----------

10.1 Third Amendment to Credit Agreement entered into as of September 1, 2006 by and between Emrise Corporation and Wells Fargo Bank, N.A.

10.2 Revolving Line of Credit Note dated September 1, 2006 in favor of Wells Fargo Bank